AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of May 25, 1999 (the "Agreement") by and among Central Scott Telephone Company, an Iowa corporation (the "Seller"), Brighton Communications Corporation, a Delaware corporation (the "Company") and Brighton Iowa Acquisition Corporation, an Iowa corporation and a wholly owned subsidiary of the Company (the "Subsidiary").

         WHEREAS, the Boards of Directors of the Company and the Seller have each determined that it is fair to and in the best interests of their respective stockholders for the Subsidiary to merge with and into the Seller (the "Merger") upon the terms and subject to the conditions set forth herein and in accordance with the Iowa Business Corporation Law (the "IBCL");

         WHEREAS, the respective Boards of Directors of the Company, the Subsidiary, and the Seller have each approved the Merger of the Subsidiary with and into the Seller, upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS,   the   Company  and  the  Seller   desire  to  make   certain
representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth in this Agreement, the parties agree as follows:

                              ARTICLE I--THE MERGER

         1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the IBCL, at the Effective Time (as defined in Section 1.2) the Subsidiary shall be merged with and into the Seller. As a result of the Merger, the separate corporate existence of the Subsidiary shall cease and the Seller shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

         1.2 Effective Time. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VI, the parties shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the State of Iowa, in such form as required by and executed in accordance with the relevant provisions of the IBCL (the date and time of such filing is referred to as the "Effective Time").

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as




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provided in this  Agreement and the applicable  provisions of the IBCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided in this Agreement, all the property, rights, privileges, powers and franchises of the Subsidiary and the Seller shall vest in the Surviving Corporation and all debts, liabilities and duties of the Subsidiary and the Seller shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 Articles of Incorporation and Bylaws. At the Effective Time, the Articles of Incorporation of the Subsidiary (the "Subsidiary Articles") and the Bylaws of the Subsidiary ("Subsidiary Bylaws") as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation.

         1.5 Directors and Officers. At the Effective Time, the directors and officers of the Surviving Corporation shall be as set forth on Schedule 1.5, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

         1.6 Conversion of Securities. By virtue of the Merger and without any action on the part of the holder of the following securities, the Company, the Subsidiary or the Seller:

         (a) Each share of the common stock, $50 par value per share, of the Seller (the "Seller Common Shares"), issued and outstanding immediately prior to the Effective Time (collectively referred to as the "Shares"), other than Seller Common Shares held by Seller or any Seller Subsidiary (as defined in Section 2.1(a)) for its own account, shall cease to be outstanding and shall be converted into and become the right to receive an amount equal to $396.95 per share payable in cash (the "Merger Consideration").

         (b) Each of Seller Common Shares held as treasury stock shall be canceled and extinguished without payment therefor.

         1.7      Payment.

         (a) Payment Procedures. As soon as practicable after the Effective Time, the Company shall mail to each holder of record of a certificate or certificates (a "Certificate" or "Certificates") which immediately prior to the Effective Time represented outstanding Shares which Shares were converted into the right to receive the Merger Consideration pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Company) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Company together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to payment of the product of the number of Shares represented by such Certificate and the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. In the event any Certificate shall have been lost, stolen or




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



destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as the Company may direct as indemnity against any claim that may be made against it or the Exchange Agent with respect to such Certificate, the Exchange Agent will pay to such person the Merger Consideration. Until surrendered as contemplated by this Section 1.7, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. No interest shall accrue or be payable with respect to the Merger Consideration.


         (b) No Further Rights in the Shares. All cash paid upon conversion of the Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares.

         (c) No Liability. Neither the Company nor the Seller shall be liable to any former holder of Shares for any such Shares (or dividends or distributions with respect thereto) or cash or other payment delivered to a public official pursuant to any abandoned property, escheat or similar laws.

         1.8 Stock Transfer Books. At the Effective Time, the stock transfer books of the Seller shall be closed and there shall be no further registration of transfers of shares of the Seller Common Shares thereafter on the records of the Seller. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such Shares except as otherwise provided herein or by law.

         1.9 Treatment of Common Stock of Subsidiary. Each issued and outstanding share of common stock, par value $.01 per share, of the Subsidiary shall be converted into one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

         1.10 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation and the Company will be authorized to execute and deliver, in the name and on behalf of the Seller, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Seller, any other actions and things to vest, perfect or conform of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

            ARTICLE II--REPRESENTATIONS AND WARRANTIES OF THE SELLER

         Except as set forth in the Disclosure Schedule delivered by the Seller to the Company prior to the execution of this Agreement (the "Seller Disclosure Schedule"), which Seller Disclosure Schedule shall reference disclosure items by section, the Seller represents and warrants to the Company that:



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



         2.1      Organization and Qualification: Subsidiaries

         (a) The Seller is a corporation validly existing and in good standing under the laws of the State of Iowa. Each subsidiary of the Seller ("Seller Subsidiary" or collectively, "Seller Subsidiaries") is a corporation validly existing and in good standing under the laws of the state of its incorporation. Each of the Seller and the Seller Subsidiaries has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Seller Approvals") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, and neither the Seller nor any Seller Subsidiary has received any notice of proceedings relating to the revocation or modification of any Seller Approvals.

         (b) The Seller and each Seller Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where such failures to be so duly qualified or licensed and in good standing would not, either individually or in the aggregate, have a Material Adverse Effect with respect to the Seller or the Seller Subsidiary.

         (c) A list of all of the Seller Subsidiaries, together with (i) the Seller's percentage ownership of each Seller Subsidiary and (ii) laws under which the Seller Subsidiary is incorporated, is set forth on Section 2.1(c) of the Seller Disclosure Schedule. The Seller and/or one or more of the Seller
Subsidiaries owns beneficially and of record substantially all of the outstanding shares of capital stock of each of the Seller Subsidiaries. The Seller does not directly or indirectly own any equity or similar interests in, or any interests convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity other than in the ordinary course of business, and in no event in excess of 5% of the outstanding equity securities of such entity.

         (d) As used in this Agreement, the term "Material Adverse Effect" means, with respect to the Seller or a Seller Subsidiary, as the case may be,
(i) any adverse effect on the business, assets, properties, liabilities, results of operations or financial condition of, and which is material with respect to, the Seller and the Seller Subsidiaries taken as a whole, or (ii) any effect that materially impairs the ability of the Seller to consummate the transactions contemplated hereby.

         (e) The minute books of the Seller and each of the Seller Subsidiaries since December 31, 1995 contain true, complete and accurate records in all material respects of all meetings and other corporate actions held or taken of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

     2.2  Articles  of  Incorporation  and  Bylaws.  The Seller  previously  has
          furnished   to  the  Company  a  copy  of  its  current   Articles  of
          Incorporation and the Bylaws, as amended or restated




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



("Seller Articles" or "Seller Bylaws") and each Seller Subsidiary. Such Articles of Incorporation and Bylaws of the Seller and each Seller Subsidiary are in full force and effect. Neither the Seller nor any Seller Subsidiary is in violation of any of the provisions of its Articles of Incorporation or Bylaws.

         2.3 Capitalization. The authorized capital stock of the Seller consists of 200,000 shares of Seller Common Shares. As of the date of this Agreement, (i) 70,790 shares1 of Seller Common Shares are issued and outstanding (of which none are restricted shares under employee benefit plans which have not and will not be awarded), all of which are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive right of any Seller stockholder and (ii) no Seller Common Shares are held in the treasury of the Seller. There are no options, warrants or other rights, agreements, arrangements or commitments of any character, including without limitation voting agreements or arrangements, relating to the issued or unissued capital stock of the Seller or any Seller Subsidiary or obligating the Seller or any Seller Subsidiary to issue or sell any shares of capital stock of the Seller or any Seller Subsidiary. There are no obligations of the Seller or any Seller Subsidiary to repurchase, redeem or otherwise acquire any Seller Common Shares or the capital stock of any Seller Subsidiary. Each of the outstanding shares of capital stock of each Seller Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive rights of any Seller Subsidiary stockholder.

         2.4 Authority. The Seller has the requisite corporate power and authority to execute and deliver this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the Seller's stockholders in accordance with the applicable law and the Seller Articles and Seller Bylaws). The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Seller are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the Seller's stockholders in accordance with applicable law and the Seller Articles and Seller Bylaws). This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of the Seller and, assuming due authorization, execution and delivery by the Company, is enforceable against the Seller in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

--------
         1Includes 144 shares issued as set forth as Item 4.2(d) of the Seller Disclosure Schedule.




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



         2.5      No Conflict; Required Filings and Consents.

         (a) The execution and delivery of this Agreement by the Seller does not, and the performance of this Agreement and the transactions contemplated hereby by the Seller shall not, (i) conflict with or violate the Seller Articles or Seller Bylaws or the Articles of Incorporation or Bylaws of any Seller Subsidiary, (ii) conflict with or violate any federal or state law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Seller or any Seller Subsidiary or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, cancellation of, or result in rights of payment, compensation or other rights or the creation of a lien or encumbrance on any of the properties or assets of the Seller or any Seller Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Seller or any Seller Subsidiary is a party or by which the Seller or any Seller Subsidiary or its or any of their respective properties is bound or affected.

         (b) The execution and delivery of this Agreement by the Seller does not, and the performance of this Agreement by the Seller shall not, require any consent, approval, authorization or permit of, or filing with or notification to any governmental or regulatory authority except (i) for applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the consents or approvals of the Iowa State Utility Board ("IUB") or the Federal Communications Commission ("FCC") listed on the Seller Disclosure Schedule and (iii) the filing of the appropriate Articles of Merger or other documents as required by the IBCL.

         2.6 Compliance: Permits. Neither the Seller nor any Seller Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Seller or any Seller Subsidiary or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Seller or any Seller Subsidiary is a party or by which the Seller or any Seller Subsidiary or its or any of their respective properties is bound or affected.

         2.7      Reports; Financial Statements.

         (a) The Seller and each Seller Subsidiary have filed all forms, reports and documents required to be filed with the IUB and FCC, and as of the date of this Agreement has delivered to the Company copies of its Annual Report to the IUB for the years ended December 31, 1997 and 1998 (the "Seller Reports"). The Seller Reports, including all Seller Reports filed after the date of this Agreement and prior to or at the Effective Time, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law and
(ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.




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



         (b) Seller has heretofore furnished the Company with the audited and unaudited financial statements for the periods and as of the period endings listed as Item 2.7 (b) of the Seller Disclosure Statement (the "Financial Statements"). The Financial Statements (and the financial statements ("Section 4.1(i) Financial Statements") to be furnished the Company pursuant to Section 4.1(i) hereof), including the footnotes thereto, except as indicated therein, have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") and the uniform system of accounts of the Federal Communications Commission as set forth in 47. C.F.R. Part 32 and fairly present in all material respects the financial condition and results of the operations of entities included therein and the changes in their financial position at such dates and for such periods; provided however, that the Section 4.1(i) Financial Statements shall be subject to normal year end adjustments. The term "Balance Sheet" shall mean, as the context requires, either or both of (i) the balance sheets of Seller and its consolidated subsidiaries as of December 31, 1998 and
(ii) the balance sheets of Seller and its consolidated subsidiaries to be included in the Section 4.1(i) Financial Statements.

         (c) There are no material liabilities or obligations of any nature, whether absolute, accrued, fixed, contingent, matured or unmatured, against, relating to or affecting Seller, or any Seller Subsidiary, except (i) as and to the extent reflected or reserved against on the Balance Sheet, (ii) incurred since the date of the latest Balance Sheet in the ordinary course of business consistent with prior practice and consistent with Sections 4.1 and 4.2 hereof and which individually or in the aggregate do not have and are not expected to have a Material Adverse Effect on Seller or any Seller Subsidiary.

         (d) The revenues attributable to long distance network access that are included in the revenues stated in the Financial Statements (and in the Section 4.1(i) Financial Statements) have been calculated in a manner consistent with prior years, as modified by and in accordance with, all applicable federal and state rules and regulations; (ii) the cost separation studies for the exchanges of Seller and any Seller Subsidiary upon which the access settlement revenues set forth in the Financial Statement (and in the Section 4.1(i) Financial Statements) have been prepared in a manner consistent with prior years, as modified by and in accordance with, all applicable federal and state tariffs; and (iv) all local service rates currently utilized by Seller and all of Seller Subsidiaries are in compliance with tariffs, to the extent such tariffs are applicable.

         2.8 Absence of Certain Changes or Events. Since December 31, 1998 to the date of this Agreement, the Seller and the Seller Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 1998, there has not been
(i) any change in the financial condition, results of operations or business of the Seller or any of the Seller Subsidiaries having a Material Adverse Effect with respect to the Seller, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Seller or any of the Seller Subsidiaries having a Material Adverse Effect with respect to Seller or any Seller Subsidiary, (iii) any declaration, setting aside or payment of any dividends or distributions in respect of Seller Common Shares or any redemption, purchase or other acquisition of any of its securities or any of the securities of any Seller Subsidiary, (iv) any strike, work stoppage, slow-down or other




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labor  disturbance  suffered by the Seller or the Seller  Subsidiaries,  (v) any collective bargaining agreement, contract or other agreement or understanding with a labor union or organization to which the Seller or any of the Seller Subsidiaries has been a party (vi) any union organizing activities relating to employees of the Seller or the Seller Subsidiaries, (vii) any incurrence of debt for money borrowed or any lease of any property or assets, (viii) any action, which if taken subsequent to the execution of this Agreement and prior to the Effective Time, would constitute a breach of Seller's agreements set forth in
Article IV (other than Section 4.2(e)) or (ix) any transaction not in the ordinary course of business consistent with past practice..

         2.9      Absence of Litigation.

         (a) Neither the Seller nor any of the Seller Subsidiaries is a party to any, and there are no pending or, to the best of the Seller's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Seller or any of the Seller Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement.

         (b) There is no injunction, order, judgment, decree or regulatory restriction imposed upon the Seller, any of the Seller Subsidiaries or the assets of the Seller or any of the Seller Subsidiaries which has had a Material Adverse Effect with respect to the Seller.

         2.10     Employee Benefit Plans.

         (a) Plans of the Seller. Section 2.10(a) of the Seller Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all material employment, termination, severance or other employment contracts or employment agreements, with respect to which the Seller or any Seller Subsidiary has any obligation (collectively, the "Plans"). The Seller has furnished or made available to the Company a copy of each Plan (or a description of the Plans, if the Plans are not in writing) and a copy of each material document prepared in connection with each such Plan, including, without limitation, and where applicable, a copy of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the three most recently filed IRS Forms 5500 and related schedules, (iv) the most recently issued IRS determination letter for each such Plan and (v) the three most recently prepared actuarial and financial statements in connection with each such Plan.

         (b) Absence of Certain Types of Plans. No member of the Seller's "controlled group," within the meaning of Section 4001(a)(14) of ERISA, maintains or contributes to, or within the five years preceding the date of this Agreement has maintained or contributed to, an employee pension benefit plan subject to Title IV of ERISA ("Title IV Plan"). No Title IV Plan is a "multiemployer




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pension plan" as defined in Section (3)37 of ERISA.  None of the Plans obligates the Seller or any of the Seller Subsidiaries to pay material separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in ownership or control," within the meaning of such term under regulations adopted pursuant to Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

         (c) Compliance with Applicable Law. Each Plan has been operated in all respects in accordance with the requirements of all applicable Laws and all persons who participate in the operation of such Plans and all Plan
"fiduciaries" (within the meaning of Section 3(21) of ERISA) have acted in accordance with the provisions of all applicable Laws, except where such violations of applicable Laws would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Seller. The Seller and the Seller Subsidiaries have performed all obligations required to be performed by any of them under, are not in any respect in default under or in violation of, and the Seller and the Seller Subsidiaries have no knowledge of any default or violation by any party to, any Plan, except where such failures, defaults or violations would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Seller.

         (d) Qualification of Certain Plans. Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code (including each trust established in connection with such a Plan that is intended to be exempt from Federal income taxation under Section 501(a) of the
Code) has received a favorable determination letter from the IRS (as defined herein) that it is so qualified, and the Seller is not aware of any fact or event that has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan. No trust maintained or contributed by the Seller or any of the Seller Subsidiaries is intended to be qualified as a voluntary employees' beneficiary association or is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code.

         (e) Absence of Certain Liabilities and Events. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. The Seller and each of the Seller Subsidiaries has not incurred any liability for any excise tax arising under
Section 4972 or 4980B of the Code that would individually or in the aggregate have a Material Adverse Effect with respect to the Seller, and, to the knowledge of the Seller or the Seller Subsidiaries, no fact or event exists that could give rise to any such liability.

         (f)  Plan  Contributions.  All  contributions,   premiums  or  payments
required to be made prior to the Effective Time with respect to any Plan have been made on or before the Effective Date.

         (g) Funded Status of Plans and Rights to Terminate. With respect to each Title IV Plan, the present value of all accrued benefits under each such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by each such Plan's actuary with respect to each such Plan did not exceed, as of the most recent valuation date, the then current value of assets of such Plan, allocable to each accrued benefit. No provision of any such

Plan, nor any amendment thereto, would result in any limitation on the rights of the Seller or the Seller Subsidiaries to terminate each such Plan and to receive any residual amounts under Section 4044 of ERISA.

         (h) Employment Contracts. Neither the Seller nor any Seller Subsidiary is a party to any employment, consulting, severance or other similar contracts with present or former employees, consultants, officers or directors of the Seller or any of the Seller Subsidiaries. Neither the Seller nor any Seller Subsidiary is a party to any collective bargaining agreements.

         2.11 Proxy Statement. The information included by the Seller in the proxy statement ("Proxy Statement") to be sent to the stockholders of the Seller in connection with the meeting of the Seller's stockholders to consider the Merger (the "Seller Stockholders' Meeting") shall not at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the Seller Stockholders' Meeting or at the Effective Time, be false or misleading with respect to any material fact required to be stated therein, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

         2.12 Title to Property. The Seller and each of the Seller Subsidiaries has good and indefeasible title to all of their respective properties and assets, real (listed as Item 2.12(a) of the Seller Disclosure Schedule) and personal (any items or groups of similar items in excess of $1,000 are listed as Item 2.12(b) of the Seller Disclosure Schedule), free and clear of all mortgage liens, and free and clear of all other liens, charges and encumbrances except liens for taxes not yet due and payable, pledges to secure deposits and such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the present use or marketability of the property affected thereby; and all leases (listed as Section 2.12(c) of the Seller Disclosure Schedule) pursuant to which the Seller or any of the Seller Subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms. Substantially all of the Seller's and each of the Seller Subsidiaries' buildings and equipment in regular use have been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted.

         2.13  Environmental  Matters.  The Seller represents and warrants that:
(i) each of the Seller, the Seller Subsidiaries and properties owned, leased or operated by the Seller or the Seller Subsidiaries, is in compliance with all applicable Environmental Laws; (ii) there is no asbestos or ureaformaldehyde materials in or on any property owned, leased or operated by the Seller or Seller Subsidiaries and no electric transformers or capacitors, other than those owned by public utility companies, on any such properties contain any PCBs;
(iii) there are no underground or aboveground storage tanks located on, in or under any properties currently or formerly owned or operated by the Seller or any of the Seller Subsidiaries; (iv) the Seller or the Seller Subsidiaries have not received any notice, formal or informal from any governmental agency or third party notifying the Seller or the Seller Subsidiaries of any Environmental Claim (as defined herein); (v) neither the Seller nor any

Seller Subsidiary has been notified by any governmental agency or any third party that either Seller or any Seller Subsidiary may be a potentially responsible party for environmental contamination or any Release (as defined below) of Hazardous Materials (as defined below); (vi) Seller and each Seller Subsidiary has obtained and holds all permits, licenses and authorizations required under applicable Environmental Laws relating to the ownership or operations of the Seller or any Seller Subsidiary ("Environmental Permits");
(vii) Seller and each Seller Subsidiary is in material compliance with all terms, conditions and provisions of all applicable Environmental Permits; (viii) no Releases of Hazardous Materials have occurred at, from, in, on, to or under any property owned, operated or leased by Seller or any Seller Subsidiary that violate any Environmental Law and no Hazardous Materials are present in, on or about or migrating to or from any such property that would give rise to an Environmental Claim by a third party against Seller or any Seller Subsidiary;
(ix) neither Seller nor any Seller Subsidiary has nor any predecessors thereof have transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Material to any location which could result in an Environmental Claim against or liability to Seller or any Seller Subsidiary; and (x) neither Seller nor any Seller Subsidiary has any environmental report or statement prepared by or on its behalf or in its possession or control relating to any of its present or former properties. Items (i), (ii), (viii), and (ix) of the preceding representation and warranty are made to the best of Seller's knowledge after due inquiry.

         For purposes of this Section, "Environmental Claims: shall mean any and all administrative, regulatory, judicial or private actions, suits, demands, notices, claims, liens, investigations, injunctions or similar proceedings that result in the Company being liable for: (i) a violation of any Environmental Law; (ii) the release and ordered remediation of any Hazardous Material, including without limitation, any investigation, monitoring abatements, removal, remedial, corrective or other response action in connection with the release of any Hazardous Material or order or notice of liability or violation of a governmental authority or Environmental Law; or (iii) any actual or alleged damage, injury, threat or harm to the environment.

         "Hazardous Materials" shall mean any and all chemicals, pollutants, contaminants, wastes, toxic substances, compounds, products, solid, liquid, gas, petroleum, asbestos, asbestos-containing materials, polychlorinated biphenyls or other regulated substances or materials which are hazardous, toxic or otherwise harmful to the environment.

         "Environmental Law: shall mean any and all federal and state civil and criminal laws, statutes, ordinances, orders, codes, rules or regulations of any governmental or regulatory authority relating to the protection of health, the environment, natural resources, worker health and safety and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Materials, including but not limited to: the Clean Air Act, 42 U.S.C. ss.7401 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. ss.1251 et seq.; the Hazardous Material Transportation Act 49 U.S.C. ss.1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act

7 U.S.C. ss.136 et seq.; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. ss.6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq.; the Occupational Safety & Health Act of 1970, 29 U.S.C. ss.651 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss.2701 et seq.; and the state analogies thereto, all as amended or superceded from time to time, on or before, but not after, the date of Closing.

     "Release: shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the environment.

         2.14 Absence of Agreements. Neither the Seller nor any Seller Subsidiary is a party to any agreement, order, directive, memorandum of understanding or similar arrangement with any governmental authority that restricts materially the conduct of its business (other than restrictions imposed by the IUB or FCC on telephone companies generally, which do not, individually or collectively, adversely affect the businesses of the Seller and the Seller Subsidiaries as currently conducted or proposed to be conducted), nor has the Seller or any Seller Subsidiary been advised that any governmental authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such agreement, order, directive, memorandum of understanding or similar arrangement.

         2.15     Taxes.

         (a) The Seller and the Seller Subsidiaries have timely filed all material Tax Returns (as defined below) required to be filed by them or will duly and timely file (including any extension periods) such Tax Returns, and the Seller and the Seller Subsidiaries have timely paid and discharged all Taxes (as defined below) due in connection with or with respect to the filing of such Tax Returns and have timely paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which the Seller is maintaining reserves adequate for their payment as set forth as Item 2.15(a) on Seller's Disclosure Schedule. The liability for Taxes set forth on each such Tax Return adequately reflects the Taxes required to be reflected on such Tax Return. For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any federal, state, local or foreign governmental entity or taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes,
(ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the United States Internal Revenue Service (the "IRS") or any other governmental entity or taxing authority or agency, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns. Neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings or court proceedings, any deficiency or claim for additional Taxes. Neither the Seller nor any of the Seller Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. Except for statutory liens for current taxes not yet due, there are no material tax liens on any assets of the Seller or any of the Seller Subsidiaries. Neither the Seller nor any of the Seller Subsidiaries has received a ruling or entered into an agreement with the IRS or any other taxing authority that would have a Material Adverse Effect with respect to the Seller, after the Effective Time. No agreements relating to allocating or sharing of Taxes exist among the Seller and the Seller Subsidiaries.

         (b) The Balance Sheet includes due and sufficient accruals for Taxes in accordance with GAAP in all material respects with respect to any period for which tax returns for Seller or any Seller Subsidiary were not filed or for which Taxes were not then due and owing.

         (c) True and complete copies of any and all Tax Returns for the last five years and all tax audit reports with respect to Seller and any Seller Subsidiary have been furnished to the Company. Any deficiencies proposed in tax audits have been duly and fully paid, settled, or reserved against in the Financial Statements. Tax Returns have been audited through the tax years as provided in Item 2.15(c) of the Seller Disclosure Statement.

         (d) No election under Section 338 (or any predecessor provision) of the Internal Revenue Code of 1986 (the "Code") has been made or filed by or with respect to Seller or any Seller Subsidiary. No consent to the application of
Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to Seller or any Seller Subsidiary or any of its assets or properties. None of the assets or properties of Seller or any Seller Subsidiary is an asset or property that Seller is or will be required to treat as being (i) owned by any other person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect before the enactment of the Tax Reform Act of 1986, or (ii) tax-exempt use property within the meaning of Section 168(h)(1) of the Code. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local, or, if applicable, foreign Law has been entered into by or with respect to Seller or any Seller Subsidiary or any of its assets or properties.

         (e) Neither Seller nor any Seller Subsidiary has agreed to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of Seller or any Seller Subsidiary, and neither Seller nor any Seller Subsidiary has any application pending with any governmental authority requesting permission for any changes in any accounting method of Seller or any Seller subsidiary. To the knowledge of Seller, the Internal Revenue Service has not proposed any such adjustment or change in accounting method.

         (f) Neither Seller nor any Seller Subsidiary has been or is in violation (with or without notice or lapse of time or both) of any applicable law relating to the payment or withholding of

Taxes. Seller and each Seller Subsidiary have duly and timely withheld from employee salaries, wages, and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods due and payable under all applicable Laws.

         (g) No audit is pending or, to the knowledge of Seller, threatened with respect to any Taxes due from, or Tax Return filed by or relating to, Seller or any Seller Subsidiary.

         (h) Neither Seller nor any Seller Subsidiary is party to any agreement, contract, or arrangement that would require Seller or any Seller Subsidiary to make any gross-up payments with respect to any Taxes or otherwise indemnify or hold harmless any employee with respect to Taxes.

         (i) Prior to the Effective Date, Seller shall notify the Company in writing of any power of attorney granted by Seller or any Seller Subsidiary concerning any Tax matter that will be in force as of the Effective Time.

         (j) Seller and Seller Subsidiaries have no deferred intercompany gains or losses (as such term is defined in Treas. Reg. ss. 1.1502-13).

         2.16 Insurance. Item 2.16 of the Seller Disclosure Schedule lists all material policies of insurance of the Seller and the Seller Subsidiaries currently in effect. Neither the Seller nor any of the Seller Subsidiaries has any liability for unpaid premiums or premium adjustments not properly reflected on the Seller's Financial Statements.

         2.17 Broker/Expenses. No broker, finder, consultant or investment banker is entitled to any brokerage, finder's, consultant's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller, except as provided in that certain letter agreement (a copy of which has been delivered to the Company) between the Seller and John S. Spalding, as consultant, regarding such fees. Seller and Seller Subsidiaries have not paid, or agreed to pay, in the aggregate in excess of $462,000 in connection with the possible sale of Seller or of this transaction since January 1, 1998.

         2.18 Material Adverse Effect. Since December 31, 1998, there has been no Material Adverse Effect with respect to the Seller.

         2.19     Material Contracts/License.

         (a) Except as set forth in Item 2.19 of Seller Disclosure Document, neither the Seller nor any Seller Subsidiary is a party to or obligated under any material contract, agreement or other instrument or understanding that is not terminable by the Seller or the Seller Subsidiary without additional payment or penalty within 90 days. Each contract disclosed on the Seller Disclosure
Schedule is in full force and effect and constitutes a legal, valid, and binding obligation of Seller or a Seller Subsidiary, and (to the knowledge of Seller) each other party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or in equity). Neither Seller or any Subsidiary nor (to the knowledge of Seller) any other party to any such contract is in violation or breach of or default under any such contract (with or without notice or lapse of time or both). Since December 31, 1997, no such contract has been amended or supplemented in any material respect. For purposes of this Section 2.19, the term "material contract" shall include any agreement, contract, instrument or understanding involving the payment or receipt by Seller or any Seller Subsidiary of $10,000 ($25,000 in the case of billing and collecting agreements) or more per year or $25,000 ($100,000 in the case of billing and collecting agreements) or more in the aggregate through the life of the contract.

         (b) Material Licenses. Item 2.19(b) of the Seller Disclosure Statement contains a true and complete list and brief description of all franchises, permits, licenses, approvals, and other authorizations that are necessary for the business, operations, and affairs of Seller or any Seller Subsidiary as currently being or contemplated to be conducted. Seller or a Seller Subsidiary owns or validly holds each such franchise, permit, license, approval, and other authorization. Each such franchise, permit, license, approval, and other authorization is valid, in good standing, and in full force and effect. To the knowledge of Seller, no basis exists for the termination, suspension, restriction, or limitation of any such franchise, permit, license, approval, or other authorization.

         (b) PCS. Seller or a Seller Subsidiary has contractual rights to acquire (i) a 10 Megahertz A or D Block personal communications services ("PCS") license for the land line exchange area of the Seller located in Scott County, Iowa, and (ii) an approximately 14.3% interest in an entity which has a contractual right to acquire a 10 Megahertz A or D Block PCS license for a majority of Clinton and Jackson Counties, Iowa. The specifics of such rights, including the parties, cost, POPs, and principal terms are described as Item 2.19(c) of the Seller Disclosure Statement.

         2.20 Vote Required. The affirmative vote of a majority of all the votes that holders of the outstanding shares of Seller Common Stock are entitled to cast is the only vote of the holders of any class or series of the Seller capital stock necessary to approve the Merger.

         2.21 Intangible Property. The Seller or Seller Subsidiaries are the owners of all right, title and interest in and to each item of intangible personal property and each other invention, process, design, formula, license, royalty arrangement, trade secret, know how and proprietary technique necessary for the conduct of their respective businesses, which are listed as Item 2.21 of the Seller Disclosure Schedule. The Seller or Seller Subsidiaries have the right and authority to use each item of intangible personal property and each other invention, process, design, formula, license, royalty arrangement, trade secret, know how and proprietary technique necessary for the conduct of the business of the Seller and/or the Subsidiaries and such use does not conflict with, infringe upon or violate any patent, trademark, trade name, trademark or trade name registration, copyright, copyright registration or any pending application relating thereto of any other person, firm or corporation.

         2.22 State Takeover Statutes; Absence of Supermajority Provision. No provision of the IBCL or the Seller's Articles or Bylaws or other governing instruments of the Seller Subsidiaries or the terms of any rights plan or other takeover defense mechanism of the Seller would, directly or indirectly, restrict or impair the ability of the Seller or the Company to consummate the Merger nor will any such provisions restrict or impair the ability of the stockholders of the Company to exercise the same rights to vote or otherwise exercise the same rights as the other stockholders of the Seller in the event that the stockholders of the Company were to acquire securities of the Seller.

         2.23 Easements Rights of Way. Each of Seller and each Seller Subsidiary has a valid leasehold interest in or right to use, free and clear of all liens and payments, each real property easement, right of way, and lease that is required for its business, operations, and affairs as currently being or contemplated to be conducted. Each such easement, right of way, and lease is set forth as Item 2.23 on the Seller Disclosure Schedule, is in full force and effect and constitutes a legal, valid, and binding obligation of Seller or a Seller Subsidiary and (to the knowledge of Seller) each other party thereto, enforceable against the parties thereto in accordance with the terms thereof. There have been no disputes concerning rights of way in which Seller or any Seller Subsidiary has been involved during the last five years. To the knowledge of Seller there are no events or circumstances that would materially and adversely affect Seller or any Seller Subsidiary's rights of way for its telephone and cables and lines to conduct its business as presently conducted.

         2.24 Transactions with Affiliates. Neither Seller nor any Seller Subsidiary has made since December 31, 1997, any payments or distributions to any present or former director, officer or person holding in excess of 1% of outstanding common stock, of Seller or any Seller Subsidiary, or any affiliate of any such person, other than normal directors fees, normal retirement benefits under the Plans, normal salary and other employee compensation, and normal dividends, and there have been and are no outstanding liabilities or contracts between or among Seller or any Seller Subsidiary and any such person or affiliate of such person.

         2.25 Year 2000 Representation. No technology owned, developed or licensed by the Seller or any Seller Subsidiary or used in connection with their business (including, but not limited to, information systems and technology, commercial and noncommercial hardware and software, firmware, mechanical or electrical products, embedded systems, or any other electro-mechanical or processor-based system, whether as part of a desktop system, office system, building system or otherwise) (collectively, the "Technology") will experience any malfunctions, premature cancellation or expiration of contractual rights or deletion of data, or any other problems in connection with (i) the year 2000 (and all subsequent years) as distinguished from 1900 years, (ii) the date February 29, 2000, and all subsequent leap years, or (iii) the date September 9, 1999. Insofar as this representation and warranty relates to services to be provided by a third party, it is based upon written assurances received by Seller from such party.

         ARTICLE III--REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                                 THE SUBSIDIARY

         Except as set forth in the Disclosure Schedule delivered by the Company to the Seller prior to the execution of this Agreement (the "Company Disclosure Schedule"), which Company Disclosure Schedule shall reference disclosure items by section, the Company and the Subsidiary represent and warrant to the Seller that:

         3.1      Organization and Qualification.

         (a) Each of the Company and the Subsidiary is a corporation validly existing and in good standing under the laws of the states of Delaware and Iowa, respectively.

         (b) Each of the Company and the Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

         3.2 Authority. The Company and the Subsidiary have the requisite corporate power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the Subsidiary and the consummation by the Company and the Subsidiary of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and the Subsidiary and no other corporate proceedings on the part of the Company and the Subsidiary are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and the Subsidiary and constitutes the valid and binding obligation of the Company and the Subsidiary and assuming the authorization, execution and delivery by the Seller, is enforceable against the Company and the Subsidiary in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         3.3      No Conflict; Required Filings and Consents.

         (a) The execution and delivery of this Agreement by the Company and the Subsidiary does not, and the performance of this Agreement by the Company and the Subsidiary shall not, (i) conflict with or violate the Articles of Incorporation or Bylaws of the Company or the Subsidiary, (ii) conflict with or violate any Laws applicable to the Company or the Company Subsidiary or by which any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or the Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or its or any of their respective properties is bound or affected.

         (b) The execution and delivery of this Agreement by the Company and the Subsidiary does not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except the HSR Act, the consents or approvals of the IUB or FCC listed on the Seller Disclosure Schedule, and the filing of appropriate Articles of Merger or other documents as required by applicable law.


                       ARTICLE IV--COVENANTS OF THE SELLER

         4.1 Affirmative Covenants. The Seller covenants and agrees with the Company that from and after the date of this Agreement and prior to the Effective Time, unless the prior written consent of the Company shall have been obtained and except as otherwise contemplated herein, it will and it will cause each Seller Subsidiary to:

         (a) operate its business only in the ordinary course consistent with past practices or as described as Item 4.1(a) of the Seller Disclosure Schedule;

         (b) use reasonable efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its officers and key employees and maintain its relationships with and the good will of regulators and customers;

         (c) maintain and keep its properties in as good repair and condition as at present, ordinary wear and tear excepted;

         (d) keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained by it;

         (e) perform in all material respects all obligations required to be performed by it under all material contracts, leases, and documents relating to or affecting its assets, properties, and business;

         (f) maintain in good standing all franchises, permits, licenses, approvals and other authorizations owned or held by Seller or any Seller Subsidiary;

         (g) comply in all material respects with all laws and regulations applicable to the business operations and affairs of Seller and Seller Subsidiaries;

         (h) take such reasonable actions as are requested by the Company to satisfy the conditions to and complete the Merger; and

         (i) provide to the Company Seller's monthly financial statements promptly upon their completion.

         4.2 Negative Covenants. Except as specifically contemplated by this Agreement, from the date of this Agreement until the Effective Time, the Seller shall not do, or permit any Seller Subsidiary to do, without the prior written consent of the Company, any of the following:

         (a) except as required by applicable Laws or to maintain qualification pursuant to the Code or set forth as Item 4.2(a) on the Seller Disclosure Statement, adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between the Seller or any Seller Subsidiary and one or more of its current or former directors, officers or employees, or except as required by applicable law, increase in any manner the base salary, bonus, incentive compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement as in effect as of the date hereof;

         (b) declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock, except for dividends by a Seller Subsidiary to the Seller;

         (c)(i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) merge with or into any other corporation, permit any other corporation to merge into it or consolidate with any other corporation, or effect any reorganization or recapitalization; (iii) purchase or otherwise acquire any substantial portion of the assets, or more than 5% of any class of stock, of any corporation or other business other than in the ordinary course of business and consistent with past practice; (iv) liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of its business consistent with past practice; or (v) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

         (d) except as set forth as Item 4.2(d)of the Seller Disclosure Statement, issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of capital stock of the Seller or any Seller Subsidiary (including shares held in treasury) or any rights, warrants or options to acquire, any such shares;

         (e) directly or indirectly through any director, officer, shareholder, employee, agent, adviser or otherwise, orally or in writing, initiate, solicit, encourage, respond to, discuss, negotiate or accept any inquiries, indications of interest, proposals or offers from, or make any inquiries, indications of interest, proposals, offers, counter proposals or counteroffers to, or furnish any information to, any other person with respect to (i) an acquisition of shares of the Seller or any Seller Subsidiary, (ii) additional equity or convertible debt financing for Seller or any Seller Subsidiary, (iii) an acquisition of all or part of the assets of Seller or any Seller Subsidiary, or (iv) a merger, consolidation or any other transaction which would result in a change in control in Seller or any Seller Subsidiary or a substantial change in the business of Seller or any Seller Subsidiary, or (v) provide third parties with any nonpublic information relating to any such inquiry or proposal;

         (f) propose or adopt any amendments to its Articles of Incorporation or any Bylaws in any way adverse to the Company;

         (g) change any of its methods of accounting in effect at December 31, 1997 or change in any material respect its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the taxable year ended December 31, 1997, except as may be required by Law or GAAP;

         (h) change in any material respect any material policies concerning the business or operations of the Seller or any of the Seller Subsidiaries (except as required by Law or as set forth as Item 4.2 (h)(iii), (v), (vi) and (vii) in the Seller Disclosure Statement) including, without limitation taking any action to: (i) sell, assign, transfer, pledge, mortgage or otherwise encumber any of its assets, except for those (other than pledges, mortgages or encumbrances) incurred in individual amounts of less than $15,000 incurred in the ordinary course of business consistent with past practice subject to an aggregate maximum of $100,000; (ii) make any investment except in Permitted Investments with a maturity of six months or less; (iii) enter into any agreement with respect to any acquisition of or acquire assets except in individual amounts of less than $15,000 incurred in the ordinary course of business consistent with past practice subject to an aggregate maximum of $100,000, or any discharge, waiver, satisfaction, release or relinquishment of any material contract rights, liens, encumbrances, debt or claims, except in individual amounts of less than $1,000 in the ordinary course of business consistent with past practice subject to an aggregate maximum of $10,000; (iv) settle any claim, action, suit, litigation, proceeding, arbitration, investigation or controversy of any kind, for any amount in excess of $10,000, net of any insurance proceeds, or in any manner which would restrict the operations or business of the Seller or any of the Seller Subsidiaries; (v) make any capital expenditure, except in individual amounts of less than $10,000 incurred in the ordinary course of business consistent with past practice subject to an aggregate maximum of $50,000; (vi) enter into any transaction with a present or former director, officer, employee or stockholder of Seller or any Seller Subsidiary or any affiliate of any such person; (vii) incur any indebtedness for money borrowed or lease any property or assets; (viii) lower any current prices or rates with respect to telephone or other services provided by Seller or any Seller Subsidiary except for changes in the ordinary course of business or as otherwise required by regulatory authorities; or (ix) take any action or fail to take any action which individually or in the aggregate is likely to have a Material Adverse Effect with respect to the Seller;

         (i)      agree in writing or otherwise to do any of the foregoing.

         4.3      Access and Information.

         (a) From the date of this Agreement until the Effective Time and upon reasonable notice, the Seller shall, and shall cause each Seller Subsidiary to, afford to the Company's officers, employees, accountants, legal counsel and other representatives of the Company, access, during normal business hours, to all its properties, books, contracts, commitments and records, excluding any books, contracts, commitments and records in any way related to the sale of the Seller. From the date of this Agreement and until the Effective Time, the Seller shall (and shall cause each Seller Subsidiary to) furnish promptly (as soon as available or received by the Seller or any Seller Subsidiary) to the Company (i) a copy of each Seller Report filed by it or received by it after the date of this Agreement and prior to the Effective Time pursuant to the requirements of the HSR Act or any other applicable Laws promptly after such documents are available, (ii) a copy of any action, including all minutes, taken by the Board of Directors, or any committee thereof, of the Seller and the Seller Subsidiaries and any documents or other materials of any kind provided to such Boards or committees promptly after such action, minutes, materials or other documents become available without further request by the Company, (iii) a copy of each Tax Return filed by the Seller and each Seller Subsidiary for the three most recent years available, a copy of any correspondence received from the IRS or any other governmental entity or taxing authority or agency and any other correspondence relating to Taxes, and any other documents relating to Taxes as the Company may reasonably request, and (iv) all other information concerning its business, properties and personnel as the Company may reasonably request.

         (b) Unless otherwise required by Law, the parties will hold any such information which is nonpublic in confidence until such time as such information becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party or destroy such documents and copies.

         4.4      Update Disclosure; Breaches.

         (a) From and after the date of this Agreement until the Effective Time, the Seller shall update the Company on a regular basis by written notice to the Company to reflect any matters which have occurred from and after the date of this Agreement which, if existing on the date of this Agreement, would have been required to be described on the Seller Disclosure Statement.

         (b) The Seller shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a material breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the Company and use its best efforts to prevent or promptly remedy the same; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the Company. If, however, the Company consummates the Merger, it shall be deemed to have waived any breach of a representation, warranty or covenant which has been corrected by amendment by the information disclosed by Seller pursuant to this Section prior to the satisfaction of the conditions to the Merger set out in Article VI.

         4.5 Expenses. All Expenses (as defined below) incurred by the Company and the Seller shall be borne solely and entirely by the party which has incurred the same. "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of stockholder approvals and all other matters related to the closing of the transactions contemplated hereby. Neither Seller nor Sellers Subsidiaries shall pay or agree to pay in the aggregate in excess of $100,000 in connection with the consummation of the transactions contemplated in Agreement except with the prior written consent of the Company.

         4.6 Delivery of Stockholder List. The Seller shall arrange to have its transfer agent deliver to the Company or its designee, from time to time prior to the Effective Time, a true and complete list or computer tape setting forth the names and addresses of the Seller stockholders, their holdings of stock as of the latest practicable date, and such other stockholder information as the Company may reasonably request.

                        ARTICLE V--ADDITIONAL AGREEMENTS

         5.1 Meeting of the Seller's Stockholders. The Seller shall promptly after the date of this Agreement take all action necessary in accordance with the IBCL and Seller Articles and the Seller Bylaws to convene the Seller Stockholders' Meeting. The Seller shall use its best efforts to solicit from stockholders of the Seller proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the IBCL to approve the Merger. The Board of Directors will recommend the merger to stockholders and will vote all Shares owned or held by them in favor of the Merger.

         5.2 Appropriate Action; Consents; Filings. The Seller and the Company shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement, (ii) obtain all consents, licenses, permits, waivers, approvals, authorizations or orders required under Law required in connection with the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby, and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under any applicable Law; provided that, the Company and the Seller shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Seller and the Company shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use all reasonable efforts to take all such necessary action.

         5.3 Notification of Certain Matters. The Seller shall give prompt notice to the Company, and the Company shall give prompt notice to the Seller, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Seller or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. If, however, the parties consummate the Merger, they (including the shareholders of Seller) shall be deemed to have waived any breach of a representation, warranty or covenant which has been corrected by amendment by the information disclosed pursuant to this Section prior to the satisfaction of the conditions of the Merger set out in Article VI.

         5.4 Public Announcements. The Company and the Seller shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or any listing agreement with or rule of the American Stock Exchange.


                        ARTICLE VI--CONDITIONS OF MERGER

         6.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Seller.

         (b) No Order. No federal or state governmental or regulatory authority or other agency or commission, or federal or state court of competent jurisdiction, shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement.

         (c) Hart-Scott-Rodino Act. If filing under the HSR Act is required to be made prior to consummation of the Merger, early termination shall have been granted or applicable waiting periods shall have expired under the HSR Act.

         6.2  Additional   Conditions  to   Obligations  of  the  Company.   The
obligations of the Company to effect the Merger are also subject to the following conditions:

         (a) Representations and Warranties. Each of the representations and warranties of the Seller contained in this Agreement, without giving effect to any update to the Seller Disclosure Schedule or notice to the Company under
Section 4.4, shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as though made on and as of the Effective Time.

         (b) Agreements and Covenants. The Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

         (c) Consents Obtained. All Seller Approvals (which shall be deemed to include all items referred to in Section 2.5 or 2.6 of this Agreement and Items 2.5(a), 2.5(b) or Item 2.6 of the Seller Disclosure Statement or should have set forth in such Items to the Seller Disclosure Statement and the release of the filing referred to in Item 2.12 of the Seller Disclosure Statement) and all filings required to be made by the Seller for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been made by Seller and obtained in form and substance satisfactory to the Company in its sole discretion and, if the Company deems it advisable, shall have become final and non-appealable. The Seller Approvals and filings shall include the right to transfer control of Seller from Lynch Corporation to Lynch Interactive Corporation upon the spin off to Lynch Corporation shareholders of the stock of Lynch Interactive Corporation.

         (d) No Challenge. There shall not be pending or threatened any action, proceeding or investigation before any court or administrative agency or by a government agency (i) challenging or seeking material damages in connection with, the Merger or (ii) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by the Company or the Company Subsidiaries of all or any portion of the business or assets of the Seller, which in either case is reasonably likely to have a Material Adverse Effect with respect to the Seller or the Company.

         (e) No Material Adverse Changes. Since the date of the Agreement, there has not been any change in the financial condition, results of operations or business of the Seller and the Seller

Subsidiaries, taken as a whole, that either individually or in the aggregate would have a Material Adverse Effect with respect to the Seller.

         (f) Adjusted Working Capital. Seller shall have Adjusted Working Capital at the Effective Time of at least $4.1 million less up to $611,000 of cash paid or payable for investments made subsequent to December 31, 1998, and prior to Effective Time of the Merger by Seller in personal communication services ("PCS") whether owned directly or through capital contributions or loans to Wapsi Wireless, L.L.C. Adjusted Working Capital shall mean current assets plus investments in United States Treasury Notes classified as a non-current asset on Seller's balance sheet, less current liabilities (including Seller's consultant's cost and other transaction expenses), all calculated in accordance with GAAP.

         (g) Environmental Investigation. The Environmental Investigation of Seller and Seller Subsidiaries' properties and operations conducted on behalf of the Company shall be satisfactory in all material respects to the Company and to any person providing financing to the Company or the Subsidiary.

         (h) Title Insurance. Seller shall have procured and provided to the Company a policy of title insurance, dated as of or prior to the Effective Date and issued by First American Title Insurance Company insuring the owner or tenant of the applicable parcels of real property or real property subject to a real property lease listed on Schedule 6.2(h) free of all liens except as set forth in the Seller Disclosure Schedule, reasonably acceptable to the Company.

         (i)      Opinion of Counsel.

                  (a) The Company shall have received from Franzoi & Franzoi, S.C., independent counsel to the Seller ("Seller's Counsel") an opinion dated the Effective Time, in form and substance reasonably satisfactory to the Company, covering such matters as the Company may reasonably request, which opinion shall be based on such assumptions and containing such qualifications and limitations as are appropriate and reasonably satisfactory to the Company. Seller's Counsel may rely as to certain matters of Iowa law on the opinion of Iowa Counsel referred to in (i)(b) below. Seller's Counsel may rely as to Federal Communications Commission matters on an opinion of Arter & Hadden and as to Hart-Scott-Rodino and securities matters on an opinion of Godfrey & Kahn, whose opinions shall be in form and substance reasonably satisfactory to the Company.

                  (b) The Company shall have received from Dickson, Mackman, Tyler & Hagen, independent Iowa counsel to the Company ("Iowa Counsel") an opinion dated the Effective Time in form and substance reasonably satisfactory to the Company, covering such matters as the Company may reasonably request, including without limitation Iowa regulatory, merger and corporate law and real estate matters, which opinion shall be based on such assumptions and containing such qualifications and limitations as are appropriate and reasonably satisfactory to the Company.

         (j) Officers Certificate. The Company shall have received a certificate of the Chief Executive Officer or President and the Chief Financial Officer of the Seller to the effects set forth in Sections 6.2(a), (b), (e) and (f).

         Any certificates or opinions given pursuant to this Section 6.2 shall, at the Company's request, be made to and given to any person providing financing to the Company or the Subsidiary.

         6.3 Additional Conditions to Obligations of the Seller. The obligation of the Seller to effect the Merger is also subject to the following conditions:

         (a) Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement, without giving effect to any notice to the Seller under Section 5.3, shall be true and correct as of the date of this Agreement and (except to the extent such representation and warranties speak as of an earlier date) as of the Effective Time, as though made on and as of the Effective Time. The Seller shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or President and the Chief Financial Officer of the Company to the foregoing effect and to the effect in 6.3(b).

         (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

         (c) Consents Under Agreements. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by the Company for the authorizations, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company.

         (d) Opinion of Counsel. The Seller shall have received from Robert A. Hurwich, counsel to the Company ("Company Counsel") an opinion dated the Effective Time, in form and substance reasonably satisfactory to the Seller, covering such matters as the Seller shall reasonably request, which opinion shall be based on such assumptions and contain such qualifications and limitations as are appropriate and reasonably satisfactory to the Seller. Company Counsel may rely as to certain matters of Iowa law on the opinion of Iowa Counsel referred to in Section 6.2(i)(b).

                 ARTICLE VII--TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated at any time prior to the Effective

Time:

         (a)      by mutual written consent of the Company and the Seller;

         (b) by either the Company or the Seller if any approval of the stockholders of the Seller required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment or postponement thereof;

         (c) by the Seller or the Company (i) if there has been a breach in any material respect (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall have been breached in any respect) of any representation, warranty, covenant or agreement on the part of Seller, on the one hand, or the Company, on the other hand, set forth in this Agreement, or (ii) if any representation or warranty of Seller, on the one hand, or the Company, on the other hand, shall be discovered to have become untrue in any material respect (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall have become untrue in any respect), in either case (i) or
(ii) which breach or other condition has not been cured within 10 business days following receipt by the nonterminating party of notice of such breach or other condition, or which breach or other condition by its nature, cannot be cured prior to the Closing Date; provided, however, that this Agreement may not be terminated pursuant to this clause (c) by the breaching party or party making any representation or warranty which shall have become untrue in any material respect;

         (d) by either the  Company or the  Seller if any  permanent  injunction
preventing  the   consummation  of  the  Merger  shall  have  become  final  and nonappealable;

         (e) by the Company at any time prior to the holding of Seller's stockholders meeting if additional due diligence by the Company reveals information relating to or affecting Seller or any Seller Subsidiary which in the opinion of the Company is materially adverse.

         (f) by either the Company or the Seller if the Merger shall not have been consummated by October 31, 1999, for a reason other than the failure of the party seeking termination to comply with its obligations under this Agreement; or

         (g) by either the Company or the Seller if any regulatory authority has denied approval of the Merger, and neither the Company nor the Seller has, within 30 days after the entry of such order denying approval, filed a petition seeking review of such order as provided by applicable law.

         7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and all rights and obligations of any party shall cease except that nothing herein shall relieve any party from liability for any breach of this Agreement or any representation, warranty, covenant or agreement contained in this Agreement or shall restrict either party's rights in the case thereof.

         7.3 Waiver.  At any time prior to the Effective  Time,  the parties may
(a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                        ARTICLE VIII--GENERAL PROVISIONS

         8.1 Notices. All Notices and other communications given or made pursuant hereto shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by register or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be effective upon receipt:

         (a)      If to the Company:

                           Brighton Communications Corporation
                           401 Theodore Fremd Avenue
                           Rye, New York 10580
                           Telecopier: (914) 921-6410

         (b)      If to the Seller:

                           Central Scott Telephone Company
                           125 North Second Street
                           Eldridge, Iowa 52748
                           Telecopier: (319) 285-9648
                           Attention: Mr. W. Norman Harvey

                  Copy to:

                           Franzoi & Franzoi, S.C.
                           514 Racine Street
                           Menasha, Wisconsin 54952
                           Telecopier: (920) 725-0998
                           Attention: Joseph F. Franzoi, IV


         8.2 Certain Definitions. For purposes of this Agreement, the term:

         (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which any person (either alone, or though or together with any other subsidiary) has, directly or indirectly, an interest of 5% or more;

         (b)   "business   day"  means  any  day  other  than  a  day  on  which
federally-chartered banks are required or authorized to be closed;

         (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

         (d) "Permitted Investment" means investments issued or fully guaranteed as to principal and interest by the United States (or any money market mutual fund which invests solely in such investments) or certificates of deposits or accounts fully insured by the Federal Deposit Insurance Corporation;

         (e)   "person"   means   an   individual,   corporation,   partnership,
association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act); and

         (f) "subsidiary" or "subsidiaries" of Seller, the Company, the Surviving Corporation, or any other person, means any corporation, partnership, joint venture or other legal entity of which the Seller, the Company, the Surviving Corporation or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         8.3 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         8.5 Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

         8.6 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that the Company may assign all or any of its rights hereunder to any affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder. In addition, the Company may insert one or more additional subsidiaries between the Company and the Subsidiary.

         8.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         8.8 Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. All actions relating to disputes arising out of this Agreement shall be brought in a state or federal court whose jurisdiction includes New York City or Rye, New York.

         8.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         8.10 Amendment. This Agreement may be amended by the parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Seller, no amendment may be made, without further approval of such stockholders which would reduce the amount or change the type of consideration into which each share of Seller Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties.

         IN WITNESS WHEREOF, the Seller, the Company and the Subsidiary have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                  CENTRAL SCOTT TELEPHONE COMPANY ("Seller")


                                  By:
                                  Name:
                                  Title:

                                  BRIGHTON IOWA ACQUISITION CORPORATION
                                   ("Subsidiary")


                                  By:
                                  Name: Robert E. Dolan
                                  Title: President


                                  BRIGHTON COMMUNICATIONS CORPORATION
                                   ("Company")


                                  By:
                                  Name: Robert E. Dolan
                                  Title: President

                 CROSS REFERENCES TO SELLER DISCLOSURE SCHEDULE







                                       -1-